Voyageur Mutual Funds II
NSAR

Exhibit List


Exhibit		Reference

77.D	Policies with respect to
security investments incorporated by
reference to two separate 497(e) filings filed on August 24, 2007 (SEC Accession Nos.
0001137439-07-000376 and 0001137439-
07-000404).

77.E	Legal proceedings
incorporated by reference to two 497(e)
filings filed on June 20, 2007 (SEC
Accession Nos. 0001206774-07-001592 and
0001206774-07-001593).

77.Q1(a)(1)	Certificate of Amendment of
Agreement and Declaration of Trust of
Voyageur Mutual Funds (enclosed)